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                                                                    Exhibit 24.1




                              FIRSTAR CORPORATION


                           CERTIFICATE OF RESOLUTIONS
                           OF THE BOARD OF DIRECTORS


     I, William J. Schulz, certify that I am the duly appointed Senior Vice President and Secretary of Firstar Corporation, a Wisconsin Corporation (the "Corporation"), located at Milwaukee, Wisconsin, and I further certify that the resolutions attached hereto as Exhibit A are a true and correct copy of the resolutions approved by the Board of Directors of the Corporation on April 20, 1995, at a meeting duly called and held at which a quorum was present and acted throughout; and such resolutions have not been amended or modified, rescinded or revoked and are in full force and effect on the date hereof.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal of the Corporation this 2nd day of May, 1995.



     (S E A L)

                                   /s/         WILLIAM J. SCHULZ
                                   -----------------------------------------
                                   William J. Schulz
                                   Senior Vice President and Secretary





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                                                                       Exhibit A




                              FIRSTAR CORPORATION

                     RESOLUTIONS OF THE BOARD OF DIRECTORS
                 THRIFT AND SHARING PLAN/REGISTRATION STATEMENT


     RESOLVED, that preparation of the Registration Statement on Form S-8 or such other form as may be appropriate covering up to two million shares of the Common Stock, $1.25 par value, (and related preferred share purchase rights) to be issued pursuant to the Firstar Corporation Thrift and Sharing Plan (the "Plan"), of the Corporation including prospectuses, exhibits and other documents to be filed with the Commission for the purpose of registering the offer and sale of the Common Stock under the Securities Act of 1933, as amended, be and it hereby is in all respects approved; that the directors and appropriate officers of the Corporation, and each of them, be and they hereby are authorized to execute (whether for and on behalf of the Corporation, or as an officer or director of the Corporation, or otherwise), such Registration Statement (including amendments to the prospectus and the addition or amendment of exhibits and other documents relating thereto or required by law or regulation in connection therewith), any and all amendments (including post-effective amendments) to the Registration Statement or a new Registration Statement in such form as such directors and officers may deem necessary, appropriate or desirable, as conclusively evidenced by their execution thereof; that the appropriate officers of the Corporation, and each of them, be and they hereby are authorized to cause such Registration Statement, amendments to the Registration Statement or new Registration Statement, so executed, to be filed with the Commission; and that the appropriate officers of the Corporation, and each of them, be and they hereby are authorized to make such payments, and do such other acts or things as in their opinion, may be necessary or desirable in order to effect any such filing, to cause the Registration Statement to become effective, and to maintain the Registration Statement in effect so long as they deem it to be in the best interest of the Corporation.

     RESOLVED, that Howard H. Hopwood III, Senior Vice President and General Counsel of the Corporation, is hereby designated as the person duly authorized to receive communications and notices from the Commission with respect to the Registration Statement and with the powers conferred upon him as such person by the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

     RESOLVED, that each officer and director who may be required to sign and execute any such Registration Statement or any amendment thereto or document in connection therewith (whether for and on behalf of the Corporation, or as an officer or director of the Corporation, or otherwise), be and hereby is authorized to execute a power of attorney appointing Roger L. Fitzsimonds, John
A. Becker, William H. Risch, and William J. Schulz, and each of them, severally, his or her true and lawful attorney or attorneys to sign in his or her name, place and stead in any such capacity any such Registration Statement and any and all amendments (including post-effective amendments) thereto and documents in connection therewith, and to file the same with the Commission, each of said attorneys to have power to act with or without the other, and to have full power and authority to do and perform, in the name and on behalf of each of said officers and directors who shall have executed





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such power of attorney, every act whatsoever which such attorneys, or any of them, may deem necessary, appropriate or desirable to be done in connection therewith as fully and to all intents and purposes as such officers or directors might or could do in person.

     RESOLVED, that the appropriate officers of the Corporation, and each of them, be and they hereby are authorized and empowered, in the name and for and on behalf of the Corporation, to take any action, including paying expenses, and to execute and deliver any and all letters, documents, amendments, certificates, agreements or other writings, that such officer or officers may deem necessary, appropriate or desirable in order to enable the Corporation fully to exercise its rights and to perform its obligations or otherwise to carry out the purposes and intents of each and all of the foregoing resolutions.





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